Exhibit 10.12
                                                                  EXECUTION COPY





                    NET OPERATING CASH FLOW ROYALTY AGREEMENT
                    -----------------------------------------
                            (Mesquite Leach Facility)

     THIS  NET  OPERATING  CASH  FLOW  ROYALTY  AGREEMENT  (this  "NOCF  Royalty
                                                                   -------------
Agreement") is dated November 7, 2003 (the "Effective Date")
---------                                   --------------

BETWEEN:

WESTERN MESQUITE MINES, INC.
----------------------------
a corporation incorporated under the laws of Nevada
7000 Independence Parkway, Suite 160 #135
Plano, Texas 75025 USA
Facsimile: 972-208-2155
Phone: 972-208-0696

("Operator")
  --------

and

HOSPAH COAL COMPANY
-------------------
a corporation incorporated under the laws of Delaware
1700 Lincoln Street
Denver, Colorado 80203
Facsimile: 303-837-5851
Phone:  303-837-5863

("Hospah")
  ------

                                    RECITALS
                                    --------

     Pursuant to the terms and conditions of that certain Asset Purchase Agreement dated November 7, 2003 (the "Purchase Agreement") among Operator,
                                       ------------------
Hospah and Hospah's affiliate Newmont USA Limited dba Newmont Mining Corporation ("Newmont") with respect to those certain properties more particularly described
  -------
in attached Schedule "A" (the "Leach Facility"): (1) Newmont and Hospah have
            ------------       --------------
conveyed to Operator all of their right, title, interest and obligations in and to the Leach Facility; and (2) subject to certain limitations, Hospah and

Operator have agreed to share on a 50% / 50% basis the net operating cash flow generated from the operation of the Leach Facility based on the ore existing on the Leach Facility as of the Effective Date.

                                   AGREEMENTS
                                   ----------

     In consideration of Ten Dollars ($10.00) in lawful money of the United States of America, the premises, and other good and valuable consideration, the sufficiency of which is acknowledged by each Party, the Parties agree as follows:

A.     DEFINITIONS
       -----------

     1.     Meaning of Terms.  All terms capitalized in this NOCF Royalty
            ----------------
Agreement shall have the meanings assigned to them when used anywhere in this NOCF Royalty Agreement.

     "Capital Costs" shall mean those categories of cost amounts expended in
      -------------
conducting Operations on or for the benefit of the Leach Facility described in Sections C.2 and C.3 of this NOCF Royalty Agreement.

     "Capital Items" are those items set forth in Sections C.2(a) through C.2(b)
      -------------
and described in Section C.2.

     "Effective Date" means the date specified on the top of page one of this
      --------------
NOCF Royalty Agreement.

     "Exisiting Ore" means gold ore on the Leach Facility as of the Effective
      -------------
Date. All ore on the Leach Facility shall be deemed to be Existing Ore except only ore that is added to any pad of the Leach Facility following condemnation thereof in accordance with the procedures described on Schedule "B" to this NOCF
                                                       ------------
Royalty Agreement.

     "Gross Revenues" shall mean (a) for gold produced from the Existing Ore by
      --------------
the Leach Facility and shipped in the form of dore, bullion or some other semi-refined or refined gold product, the Spot Price for gold multiplied by the contained ounces of gold in the dore, bullion or other semi-refined or refined gold product; or (b) for any other product produced from the Existing Ore by the Leach Facility and shipped in the form of a crude, intermediate or final product, such as ore, concentrates, precipitates, or leach solutions, or for silver or any other mineral product (including but not limited to aggregates) produced from the Existing Ore by the Leach Facility and shipped, the gross revenues actually received by Operator from the purchaser from the sale or from the recipient from the other disposal of such other mineral product produced; provided, however, if the crude or intermediate mineral product produced is shipped from the Leach Facility for further refinement by or for the benefit of Operator under an arrangement whereby gold dore, bullion or any other semi-refined or refined gold product is produced and Operator retains title to such product following refinement, Gross Revenues shall be determined by multiplying the Spot Price for gold by the contained ounces in the dore, bullion or other semi-refined or refined gold product on the date such product is shipped from the point of further refinement.


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
     "Hedging Transactions" means as described in Section B.3.
      --------------------

     "Leach Facility" shall mean the Leach Facility described in attached
      --------------
Schedule A.
----------

     "Materials" means as described in Section C.3.
      ---------

     "Net Operating Cash Flow" means as described in Section B.1.
      -----------------------

     "Net Operating Cash Flow Share" means as defined in Section B.2.
      -----------------------------

     "Hospah" shall include Hospah and its successors-in-interest.
      ------

     "Operating Costs" shall mean those categories of cost amounts expended in
      ---------------
conducting Operations on or for the benefit of the Existing Ore on the Leach Facility described in Sections C.1 and C.3 of this NOCF Royalty Agreement.

     "Operations" shall mean Operator's activities in leaching, refining and
      ----------
selling gold or other products produced from the Existing Ore by the Leach Facility, including direct and indirect costs related to permitting the leach processing facilities, whether such activities are performed on or off of the Leach Facility, but specifically excluding general administration and other activities of Operator which are not attributable to such activities.

     "Operator" shall include Western Mesquite Mines, Inc. and its
      --------
successors-in-interest.

     "Precious Metals" means gold, silver, and platinum group metals.
      ----------------

     "Parties" shall mean Hospah and Operator.
      -------

     "Party" shall mean Hospah or Operator.
      -----

     "Spot Price" shall mean the price of gold, in U.S. dollars per troy ounce,
      ----------
as the London Bullion Market Afternoon Fix on the day on which gold dore, bullion or other semi-refined or refined gold product is shipped from Operator's mill or refinery on or with respect to the Leach Facility. If Operator produces gold dore or bullion or some other semi-refined or refined gold product at another facility, the Spot Price shall be determined on the day such gold dore, bullion or other semi-refined or refined gold product is shipped from such facility.

     "Tailings" means as described in Section F.1.
      --------

B.     CALCULATION AND PAYMENT OF NET OPERATING CASH FLOW
       --------------------------------------------------

     1.     Calculation of Net Operating Cash Flow.  "Net Operating Cash Flow"
            --------------------------------------    -----------------------
shall mean the entire proceeds received from the production and sale of ores, minerals, precipitates, concentrates, and other values from Existing Ore on the Leach Facility following the Effective Date, less only direct Operating Costs and Capital Costs incurred in processing the Existing Ore on the Leach Facility. Net Operating Cash Flow shall be calculated as of the end of each calendar month by deducting, on a monthly basis commencing at the Effective Date, cumulative monthly Operating Costs and cumulative monthly Capital Costs from cumulative monthly Gross Revenues.

     2.     Payment of Net Operating Cash Flow. Net Operating Cash Flow from the
            -----------------------------------
Existing Ore shall be carried forward, retained, or distributed as follows: (a) If Net Operating Cash Flow is negative, there shall be no retention or distribution of Net Operating Cash Flow and the negative balance shall be carried forward to be included in the subsequent month's calculation; or (b) If Net Operating Cash Flow is positive, Operator shall pay to Hospah a royalty ("Net Operating Cash Flow Share" or the "Royalty") determined by (i) multiplying
  -----------------------------          -------
the positive amount of cumulative Net Operating Cash Flow by fifty percent (50%); and (ii) deducting (A) the cumulative amount of all Net Operating Cash Flow payments previously made to Hospah with respect to the Existing Ore on the Leach Facility after the Effective Date from the amount determined by Section B.2(b)(i), plus (B) with respect only to each of the three twelve month periods ending on the first three anniversaries of the Effective Date, the sum of $350,000 (the amount thereof that is not fully deducted in any such twelve month period not being available for deduction in any later period). Hospah's Net Operating Cash Flow Share shall be distributed to Hospah pursuant to Section D of this NOCF Royalty Agreement.

     3.     Hedging Transactions. All profits and losses resulting from
            --------------------
Operator's sales of gold or other minerals, or Operator's engaging in any commodity futures trading, option trading, or metals trading, or any combination thereof, and any other hedging transactions including trading transactions designed to avoid losses and obtain possible gains due to metal price fluctuations (collectively, "Hedging Transactions") are specifically excluded
                             --------------------
from calculations pursuant to this NOCF Royalty Agreement. All Hedging Transactions by Operator and all profits or losses associated therewith, if any, shall be solely for Operator's account. Hospah shall have no right to participate in Operator's hedging transactions. Operator shall have absolute discretion as to how it adds to, modifies, closes out or delivers against its hedged positions. Net Operating Cash Flow shall in all cases be calculated based upon the Spot Price as defined in this NOCF Royalty Agreement without regard to when or whether Operator actually sells Precious Metals or other minerals produced from the Leach Facility.

     4.     Credit for Payments Received from a Third Party.  If Operator
            ------------------------------------------------
receives payments or other reimbursement from any other third party pursuant to any arrangement whereby Operator is paid or reimbursed for operating or other costs and such costs have been deducted from Gross Revenues in determining Net Operating Cash Flow, Operator shall credit to Capital Costs or to Operating Costs, as appropriate, any amounts received to the extent deductions were taken.

     5.     Credit for Insurance Proceeds. If Operator receives proceeds from
            -----------------------------
insurance coverage, the cost of which was charged to Operations, such proceeds shall be credited as follows: (a) if the proceeds result from the loss or theft of gold or other mineral product produced, the amount of proceeds shall be added to Gross Revenues in the calendar month in which received; or (b) if the proceeds result from the loss of an asset that has been charged to Operations as a Capital Cost or an Operating Cost, to the extent the proceeds are not used to repair or replace the asset, any excess (or the entire amount of such proceeds, if the asset is not repaired or replaced) shall be credited, in the calendar month in which received, to Capital Costs or Operating Costs, as appropriate, at the net amount received to the extent such asset has been charged as an Operating Cost or Capital Cost.

     6.     Credit for Disposition of Materials.  Revenues received for assets
            -----------------------------------
sold or disposed of by Operator or returned to vendors for credit shall be credited, in the calendar month in which received, to Operating Costs or Capital Costs, as appropriate, at the net amount received to the extent such asset has been charged as an Operating Cost or Capital Cost.

C.     DETERMINATION OF OPERATING COST AND CAPITAL COST DEDUCTIONS
       -----------------------------------------------------------

     1.     Operating Costs.  Operating Costs are those items set forth in
            ---------------
Sections C.1(a) through C.1(n), which follow, together with costs for Materials set forth in Section C.3 which are not charged as Capital Costs pursuant to Section C.3, but specifically excluding amortization, depreciation, depletion or other reduction in the cost of Capital Items.

          (a)     Title, License and Permit Costs. All holding costs for the
                  -------------------------------
Leach Facility, including filing fees, license fees, costs of permitting the leach processing facilities and assessment work, holding fees and all other payments made by Operator to maintain or improve title to the Leach Facility including any rentals, royalties or holding costs presently payable to a third party under any underlying agreement, or its successors, or payable in the future to any governmental entity as a result of a conversion of the Leach Facility to another form of possession by virtue of a change in United States mining law.

          (b)     Labor and Employee Benefits. (i) Direct salaries and wages -
                  ----------------------------
salaries and wages of Operator's employees directly engaged in Operations, including salaries or wages, or the applicable portion thereof, of employees who are temporarily or partially assigned to and directly employed by Operator in Operations; (ii) Direct holiday and other benefits - Operator's actual cost of holiday, vacation, sickness, and disability benefits, and other customary allowances applicable to the salaries and wages chargeable hereunder; (iii) Direct Benefit Plans - Operator's actual cost of plans for employees' group life insurance, hospitalization, pension, retirement, stock purchase, thrift, bonus and other benefit plans of like nature applicable to salaries and wages chargeable hereunder; and (iv) Governmental assessments - cost of assessments imposed by governmental authorities, which are applicable to salaries and wages chargeable hereunder, including all penalties except those resulting from the willful misconduct or gross negligence of Operator.

          (c)     Equipment and Facilities Furnished by Operator from Other
                  ---------------------------------------------------------
Projects.  The cost of machinery, equipment, and facilities owned by Operator
--------
that are brought from other projects and used temporarily in Operations or used to provide support or utility services to Operations shall be charged at rates commensurate with the actual costs of ownership and operation of such machinery, equipment, and facilities for the period of use in Operations. Such rates shall include costs of maintenance, repairs, other operating expenses, insurance, taxes, and depreciation applicable to the period of such temporary or other use in Operations. Such rates shall not exceed the average rates then prevailing in the vicinity of the Leach Facility for similar machinery, equipment and facilities.


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
          (d)     Transportation.  Reasonable transportation costs actually
                  --------------
incurred in connection with the transportation of Materials necessary for Operations.

          (e)     Contract Services and Utilities; Rentals and Operating Leases.
                  -------------------------------------------------------------
The cost of independent contractors who perform services, the cost of utilities, and the actual cost of Materials rented or leased under an operating lease for use in Operations. If contract services are performed by, or utilities or rentals are provided by, an affiliate of Operator, the cost charged shall be the actual cost but shall not exceed the cost for comparable, leased items, services, facilities, utilities and rentals available in the open market within the vicinity of the Leach Facility; provided, however, that such cost shall not include any amount charged as or attributable to interest for leased items or rentals provided by an affiliate of Operator.

          (f)     Insurance Premiums paid for Insurance Carried for Operations.
                  ------------------------------------------------------------
If Operator self-insures for Workmen's Compensation or Employer's Liability Insurance under state law, Operator may elect to include such risks in its self-insurance program and may deduct from Gross Revenues its actual costs, excluding premiums or premium-type costs, of self-insuring such risks, including the dollar amount of claims paid under such programs, but specifically excluding insurance premiums related to reclamation, remediation and closure.

          (g)     Damages and Losses.  All costs in excess of insurance proceeds
                  ------------------
necessary to repair or replace damage or losses to any Materials, improvements, structures or other capital or non-capital assets used in Operations resulting from any cause other than the willful misconduct, bad faith or gross negligence of Operator.

          (h)     Legal and Regulatory Expense.  All legal and regulatory costs
                  ----------------------------
and expenses incurred in or resulting from Operations or necessary to protect or recover the Leach Facility, or Materials or other assets used in Operations, but excluding any legal cost or expense incurred in representing Operator adversely to Hospah in any matter relating to this NOCF Royalty Agreement.

          (i)     Taxes.  All taxes (except income taxes and net proceeds taxes)
                  -----
of every kind and nature directly levied upon or in connection with (i) Operations, (ii) production from the Leach Facility, or (iii) Materials or other assets used in Operations. With respect to any tax for which each Party is separately responsible, including income and net proceeds taxes, each Party shall separately pay its share of such taxes and such taxes shall not be deducted from Gross Revenues to determine Net Operating Cash Flow.

          (j)     General and Administrative Expenses.  Direct general and
                  -----------------------------------
administrative expenses related to the existing Leach Facility not to exceed Ten percent (10%) of Operating Costs as defined in Section C.1(a) through C.1(i) on an annualized basis; provided, however, that no costs and expenses of any of Operator's offices not directly related to Operations may be deducted from Gross Revenues in determining Net Operating Cash Flow.


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
          (k)     Reclamation, Remediation and Closure Costs.  Reclamation,
                  ------------------------------------------
remediation and closure costs are specifically excluded from Operating Costs in determining Net Operating Cash Flow.

          (l)     Project Financing Costs.  Actual and imputed interest paid or
                  -----------------------
payable by Operator in any financing obtained for the development or for the purchase, bonding, reclamation, remediation or closure of the Leach Facility are specifically excluded from Operating Costs in determining Net Operating Cash Flow.

          (m)     Other Operating Costs.  Other operating costs not specifically
                  ---------------------
identified in Sections C.1 or C.3 which are not specifically excluded by Sections C.1, C.2 or C.3, and which are not included in Capital Costs. Any income or other consideration received from the use of the Leach Facility shall be included as a credit against Operating Costs in determining Net Operating Cash Flow to the extent that deductions were taken for such Leach Facility acquisition costs.

          (n)     Rentals or Royalties.  Except for third party production
                  --------------------
royalties existing as of the Effective Date, all rentals or royalties of any kind whatsoever that are paid or may become payable are specifically excluded from Operating Costs in determining Net Operating Cash Flow.

     2.     Capital Costs.  Capital Costs are those items set forth in Sections
            -------------
C.2 (a) through C.2(b) ("Capital Items"), together with costs for Materials set
                         -------------
forth in Section C.3, which are not charged as Operating Costs. Capital Costs shall not include amortization, depreciation, depletion or other reduction in cost of Capital Items.

          (a)     Processing Costs. (i) leach processing costs - carbon,
                  ----------------
electro-winning or other processing facility leach systems; equipment and tools, only if purchased subsequent to the Effective Date; and (ii) common processing - lab; technical; general processing equipment and tools; and power distribution, only if purchased subsequent to the Effective date.

          (b)     Other Capital Costs.  Other capital costs not specifically
                  -------------------
identified in Sections C.2 or C.3 which are not specifically excluded by Sections C.1, C.2 or C.3, and which are not included in Operating Costs.

     3.     Capital and Non-Capital Materials, Equipment, and Supplies.   In
            ----------------------------------------------------------
addition to those expenditures identified as Operating Costs or Capital Costs in Sections C.1 and C.2, the cost of materials, equipment, and supplies used in Operations (herein called "Materials") purchased from unaffiliated third parties
                           ---------
or furnished by Operator shall be included in Capital Costs or Operating Costs, as appropriate, using generally accepted accounting principles customarily employed by Operator. If Materials are purchased by Operator from Operator's inventory, the cost of such Materials shall only be included in Operating Costs or Capital Costs at the time the Materials are removed from inventory for use in Operations.

          (a)     Purchases.   Materials purchased and services procured from
                  ---------
third parties shall be charged by Operator at invoiced cost, including applicable taxes, less all discounts of whatsoever nature and kind taken.

          (b)     Premium Prices.  Whenever Materials are not readily obtainable
                  --------------
at published or listed prices, Operator may charge prices actually paid to third parties for the required Materials on the basis of Operator's direct cost and expenses incurred in procuring such Materials and making them suitable for use.

          (c)     Warrant of Materials.  Operator does not warrant the Materials
                  --------------------
furnished beyond any vendor's or manufacturer's warranty and no credit against Operating Costs or Capital Costs shall be given for defective Materials until adjustments are received by Operator from the vendor or manufacturer.

          (d)     Capital Leases.  If Operator leases any Materials under a
                  --------------
capital lease, such Materials shall be treated for all purposes under this NOCF Royalty Agreement as though they had been purchased outright by Operator, provided, that the cost of such Materials shall not include any amount charged as or attributable to interest for Materials leased from an affiliate of Operator.

     4.     Accruals.  Notwithstanding whether costs identified in this Section
            --------
C are accounted for by Operator on the cash or accrual basis, such costs shall be included in Capital Costs or Operating Costs to the extent such costs are actually incurred; provided, however, that supplies inventory or prepaid expenses shall not be charged in determining Net Operating Cash Flow until used in or written off to Operations.

D.     TIME AND MANNER OF PAYMENT
       --------------------------

     1.     Time of Payment.  The Royalty shall be payable on or before the
            ---------------
later of ten (10) days after Operator receives payment from the Payor or the twenty-fifth (25th) day of the month following the calendar month in which the minerals subject to the Royalty were shipped to the refinery or mint by Operator, but in any event Hospah shall be paid no less frequently than when Operator is paid. Hospah shall have the right in its sole discretion to receive payment "in cash" or "in kind" directly from the refinery or mint. If Hospah elects to receive payment in cash or "in kind" directly from the refinery or mint, Operator shall instruct the refinery or mint (on a monthly basis) to pay Hospah a percentage of Gross Revenues as an estimate of Net Operating Cash Flow as estimated by Operator's 5 year business plan described in Section E.3(d), such percentage shall have been previously agreed to between Hospah and Operator. Such payment shall be reconciled and settled between Operator and Hospah on a monthly basis with the actual reconciled percentage to be the basis for the following payments to be made by the refinery or mint.

     2.     Interim Payments.  In the event that all information necessary to
            ----------------
accurately calculate Net Operating Cash Flow for a calendar month is not available on the date payment is due, Operator shall nonetheless make an interim payment which shall approximate as closely as possible the Royalty payment due based upon the then available information. Operator shall promptly thereafter determine the actual Royalty payment and, if Hospah has been underpaid, make the appropriate payment. If Hospah has been overpaid, the amount of overpayment shall be deducted from the Net Operating Cash Flow payment for the following month.

     3.     Payments of Net Operating Cash Flow In Kind.  Hospah may elect to
            -------------------------------------------
receive its Royalty for Precious Metals from Existing Ore on the Leach Facility "in cash" or "in kind" as refined bullion. The elections may be exercised once per year on a calendar year basis during the life of production from Existing Ore on the Leach Facility. Notice of election to receive the following year's Royalty for Precious Metals "in cash" or "in kind" shall be made in writing by Hospah and delivered to Operator on or before November 1 of each year. In the event no written election is made, the Royalty for Precious Metals will continue to be paid to Hospah as it is then being paid. As of the Effective Date of this Agreement, Hospah elects to receive its Royalty "in kind." Royalties on other minerals shall not be payable "in kind." If Hospah elects to receive its Royalty for Precious Metals in "in kind," Hospah shall open a bullion storage account at each refinery or mint designated by Operator as a possible recipient of refined bullion in which Hospah owns an interest, and Operator shall pay the Royalty by the deposit of refined bullion into Hospah's account. Hospah shall be solely responsible for all costs and liabilities associated with maintenance of such account or accounts, and Operator shall not be required to bear any additional expense with respect to such "in-kind" payments. On or before the 25th day of each calendar month following a calendar month during which production and sale or other disposition occurred, Operator shall deliver written instructions to the mint or refinery, with a copy to Hospah directing the mint or refinery to deliver refined bullion due to Hospah in respect of the Royalty, by crediting to Hospah's account the number of ounces of refined bullion for which Royalty is due; provided, however, that the words "other disposition" as used in this
     --------  -------
Agreement shall not include processing, milling, beneficiation or refining losses of Precious Metals. The Royalty payable "in kind" on silver or platinum group metals shall be converted to the gold equivalent of such silver or platinum group metals by using the average monthly Spot Price for Precious Metals.

     4.     Account for Payment.  Unless Hospah elects to receive distribution
            -------------------
of its Net Operating Cash Flow "in kind," payments shall be made by check, draft pursuant to Section F.5 or by wire transfer to:

            JPMorgan Chase Bank
            New York, New York
            Federal ABA No.:  021000021
            SWIFT Code:  CHASUS33
            Beneficiary:  Hospah USA Limited
            Account No.:  135054284

     5.     Late Payments.  If Operator fails to make a payment of Royalty
            -------------
within the time set forth in Section D.1, except in those cases where Operator, in good faith, makes an interim payment as provided in Section D.2, the payment owed shall bear interest at the rate of fifteen percent (15%) per annum commencing from and after such payment due date until paid. The payment of interest shall not apply to Hospah or to Operator for overpayments or underpayments received or made which are discovered as part of a review or audit of an otherwise timely interim or final payment, except in the event of gross negligence or willful misconduct. In the event the retroactive recalculation of Net Operating Cash Flow for each calendar month since the Effective Date shall determine that Hospah is entitled to a payment of Royalty, such payment shall not begin to accrue interest until 60 days after such recalculation is completed.

E.     BOOKS; RECORDS; AUDITS; ETC.
       ----------------------------

     1.     Books and Records.  Operator shall maintain detailed and
            -----------------
comprehensive cost accounting records and other records pertaining to Operations, including, without limitation, general ledgers, supporting and subsidiary journals, invoices, checks, and other customary documentation sufficient to provide a record of revenues and expenditures, and the results of Operations for reporting purposes. Such records shall be retained for the duration of the period allowed Hospah for audit or the period necessary to comply with tax or other regulatory requirements. Books and records, as well as all accounting, shall be in accordance with generally accepted accounting principles customarily employed by Operator.

     2.     Audits.  Not more frequently than quarterly and within 24 months
            ------
after the date of receipt of the monthly statement required by Section E.3(c) below, Hospah may, through its representatives and agents and at Hospah's sole expense, perform an audit or other examination of such of Operator's books and records kept as required by this NOCF Royalty Agreement, as amended, as are
necessary to verify Operator's calculation of Net Operating Cash Flow.   The
right to audit shall specifically include any information received or obtained by Operator from third parties with respect to costs and revenues. All financial information shall conclusively be deemed correct for purposes of this NOCF Royalty Agreement unless Hospah has given timely notice that it desires to audit or examine Operator's books and records in the manner and within such 24 month period. Hospah shall promptly commence any such audits and shall diligently prosecute the same to conclusion. Audits shall be conducted so as not to interfere unreasonably with Operations. Operator shall have the same amount of time in which to review and audit its own books and records and to revise any prior calculation of Net Operating Cash Flow that was calculated incorrectly.
As to any revisions so made by Operator, and without abrogating Hospah's 24 month period audit rights, Hospah shall have 12 months from the date of notice of revision to exercise the rights set forth in this Section E.2.

     3.     Reports and Statements.  Operator shall provide to Hospah the
            ----------------------
following reports and statements:

          (a)     Annual Report.  Not later than March 1 of each year Operator
                  -------------
shall provide to Hospah an annual report of all Operations during the preceding calendar year. Such annual report shall consist of a summary of the preceding year's activities with respect to the Leach Facility.

          (b)     Annual Report Supplement.  Not later than March 31 of each
                  ------------------------
year, Operator shall provide to Hospah a supplement to the annual report that provides a nonbinding estimate of the production from the Leach Facility for the current calendar year.

          (c)     Monthly Statement.  Within 30 days after the end of each
                  -----------------
calendar month (or at the time a Royalty payment is made pursuant to Section D.1 if a payment is due), Operator shall provide to Hospah a detailed statement explaining the manner in which Net Operating Cash Flow was calculated. The statement shall include a monthly metallurgical accounting summary that includes a tabulation of daily gold production for the month, beginning and ending gold in inventory, actual gold production, and the metallurgical accounting summary between indicated and actual gold production. Each statement shall be deemed conclusively correct unless Hospah or Operator notifies the other in writing within 24 months of the date of receipt by Hospah of a statement of any objections to or errors in such statement.

          (d)     Budget and Business Plan. Not later than September 30 each
                  ------------------------
year, Operator shall provide to Hospah its preliminary budget for the following calendar year and its updated 5-year business plan.

          (e)     Inspections.  Hospah, or its authorized agents or
                  -----------
representatives, on not less than two business days notice to Operator, may enter upon all surface and subsurface portions of the Leach Facility under the supervision of Operator for the purpose of inspecting the Leach Facility, all improvements thereto and Operations thereon as well as inspecting and copying records and data pertaining to Operations (including without limitation any records and data that are maintained electronically) insofar as such records and data are relevant to the calculation of Net Operating Cash Flow and Hospah's rights under this NOCF Royalty Agreement. Hospah, or its authorized agents or representatives, shall enter the Leach Facility at Hospah's own risk and expense and shall not unreasonably interfere with Operator's activities and Operations. Hospah shall indemnify and hold Operator harmless from any liability, damage, claim or demand by reason of injury to Hospah or any of its agents or representatives incurred in Hospah's exercise of its rights under this Section.

          (f)     Confidentiality.  Hospah shall not, without the express
                  ---------------
written consent of Operator, which consent shall not be unreasonably withheld, disclose to any third party any information obtained pursuant to this NOCF Royalty Agreement which is not generally available to the public; provided,
                                                                  --------
however, Hospah may disclose data or information obtained under this NOCF
-------
Royalty Agreement without the consent of Operator: (i) if required for compliance with applicable laws, rules, regulations or orders of a governmental agency or stock exchange having jurisdiction over Hospah or its parent or affiliated corporations or companies; (ii) to such of Hospah's consultants as have a need to know such information; (iii) to any third party to whom Hospah, in good faith, anticipates selling or assigning Hospah's interests under this NOCF Royalty Agreement; or (iv) to a prospective lender; provided that Operator shall first have been provided with a confidentiality agreement executed by such consultant, third party or lender, which agreement shall include the confidentiality provisions of this Section.

F.     GENERAL PROVISIONS
       ------------------

     1.     Ownership of Tailings.  All tailings or other residues from the
            ---------------------
processing of ores ("Tailings") resulting from Operations on the Leach Facility
                     --------
shall be the sole property of Operator, but shall remain subject to this NOCF Royalty Agreement should the Tailings be processed or reprocessed, as the case may be, by Operator in the future and result in the production of gold or other mineral product produced. Notwithstanding the foregoing, Operator shall have the right to dispose of Tailings from the Leach Facility on or off of the Leach Facility.

     2.     Entire Agreement; Continuing Effect.  This NOCF Royalty Agreement
            -----------------------------------
contains the entire agreement between Operator and Hospah related to the Leach Facility, and no oral agreement, promise, statement or representation which is not contained therein shall be binding on the Parties unless subsequently reduced to writing and signed by the Parties. Subject to the provisions of this Section, the provisions of this NOCF Royalty Agreement shall supersede all previous oral or written agreements between the Parties pertaining to the subject matter hereof.

     3.     Additional Documents.  The Parties shall execute such further
            --------------------
instruments and documents and take and complete such further actions as may be necessary to effectuate the purposes of this NOCF Royalty Agreement.

     4.     Binding Effect.  All covenants, conditions, and terms of this NOCF
            --------------
Royalty Agreement shall be binding upon Operator and Hospah, and shall be of benefit to the Leach Facility and the ground covered thereby including any amendment, relocation or patent of the Leach Facility. If the Leach Facility is converted to another form of possession by virtue of a change in United States mining law, the Net Operating Cash Flow Interest shall attach to such possessory right.

     5.     Notices.  All notices, designations or other documents required or
            -------
authorized by the terms of this NOCF Royalty Agreement shall be in writing and shall be personally delivered, or mailed by registered or certified mail, first class postage prepaid, return receipt requested, or transmitted by facsimile machine in a manner which confirms transmission to the recipient, addressed as follows:

If to Hospah:                      If to Operator:
------------                       --------------

Hospah Coal Company                Western Mesquite Mines, Inc.
1700 Lincoln Street                7000 Independence Parkway, Suite 160 #135
Denver, Colorado 80203             Plano, Texas 75025 USA
Attn: Land Dept.                   Facsimile: 972-208-2155
Facsimile: 303-837-5851            Phone: 972-208-0696
Phone: 303-837-5820

Either Party may change its address for notice by giving the other Party notice of such change in the manner provided in this Section. Notices personally delivered shall be deemed received on the date of such delivery. Notices given by mail in the manner specified in this Section shall be deemed received on the fifth day after the date of mailing. Notices given by facsimile transmission in the manner specified in this Section shall be deemed received on the first business day following the day on which the transmission was made.

     6.     Performance of Obligations.  Each Party shall perform its
            --------------------------
obligations under this NOCF Royalty Agreement in a timely manner.

     7.     Term.  The term of this NOCF Royalty Agreement shall be perpetual.
            ----
The Net Operating Cash Flow shall be deemed to be a covenant running with the land which shall attach to any amendment, relocation or patent of the Leach Facility and to any new claims or similar interests that result from a conversion of the Leach Facility in connection with a revision of the general mining law.

     8.     Dispute Resolution. Disputes resulting from, arising out of, or in
            ------------------
connection with this NOCF Royalty Agreement or the construction or enforcement thereof may be resolved by a court of competent jurisdiction. In any litigation between the Parties or any person claiming under them, resulting from, arising out of, or in connection with this NOCF Royalty Agreement or the construction or enforcement thereof, the substantially prevailing party shall be entitled to recover all reasonable costs, expenses, legal and expert witness fees and other costs of suit incurred by it in connection with such litigation, including such costs, expenses and fees incurred prior to the commencement of the litigation, in connection with any appeals, and in collecting or otherwise enforcing any final judgment entered therein. If a party substantially prevails on some aspects of such action, but not on others, the court may apportion any award of costs and legal fees in such manner as it deems equitable.

     9.     Further Assurances.  The Parties promptly shall execute all such
            ------------------
further instruments and documents and do all such further actions as may be necessary to effectuate the purposes of this Agreement.

     10.     Governing Law.  This NOCF Royalty Agreement is to be governed by
             -------------
and construed under the laws of the State of Colorado.




                            [SIGNATURE PAGE FOLLOWS.]

     IN WITNESS WHEREOF the Parties hereto have duly executed this NOCF Royalty Agreement effective as of the date first written above.

OPERATOR                              HOSPAH

Western Mesquite Mines, Inc.          Hospah Coal Company

By:  /s/ John P. Ryan                 By:  /s/ Britt D. Banks
     ---------------------------           -------------------------------
Name:  John P. Ryan                   Name:   Britt D. Banks
Title: Chief Financial Officer        Title:  Vice President and Secretary


Its Authorized Representative         Its Authorized Representative